UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

ADVANSIX INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)

300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 6, 2018, AdvanSix Inc. (the “Company”) and Shaw Industries Group, Inc. entered into an Amended and Restated Caprolactam and Polymer Supply Agreement, dated as of January 1, 2019 (the “Amended and Restated Agreement”). The Amended and Restated Agreement incorporates prior amendments and provides for adjusted pricing and volume terms.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2018. Consistent with its prior filings, the Company intends to seek confidential treatment for certain portions of the Amended and Restated Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2018

AdvanSix Inc.

By:	/s/ John M. Quitmeyer
Name:	John M. Quitmeyer
Title:	Senior Vice President, General Counsel and Corporate Secretary